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                                                              EXHIBIT 99.d(i)(H)

                      SUPPLEMENTAL TERMS AND CONDITIONS TO
                        THE MANAGEMENT AGREEMENT BETWEEN
                      THE AMERICAN AADVANTAGE MILEAGE FUNDS
                                       AND
                          AMR INVESTMENT SERVICES, INC.

         The attached amended Schedule A is hereby incorporated into the Management Agreement dated October 1, 1995 as amended December 17, 1996, July 25, 1997, November 21, 1997, September 1, 1998, January 1, 1999, and May 19,
2000 (the "Agreement") between the American AAdvantage Mileage Funds (the "Trust") and AMR Investment Services, Inc. (the "Manager"). To the extent that there is any conflict between the terms of the Agreement and these Supplemental Terms and Conditions ("Supplement"), this Supplement shall govern.

Dated: October 17, 2001

                                 American AAdvantage Mileage Funds

                                 By:
                                     -------------------------------------------
                                         Barry Y. Greenberg
                                         Vice President and Assistant Secretary

                                 AMR Investment Services, Inc.

                                 By:
                                     -------------------------------------------
                                         William F. Quinn
                                         President



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                                     AMENDED
                                   SCHEDULE A
                                     TO THE
                              MANAGEMENT AGREEMENT
                                     BETWEEN
                          AMR INVESTMENT SERVICES, INC.
                                     AND THE
                        AMERICAN AADVANTAGE MILEAGE FUNDS


I.       MANAGEMENT FEE

         As compensation pursuant to Section 7 of the Management Agreement between AMR Investment Services, Inc. (the "Manager") and the American AAdvantage Mileage Funds (the "Mileage Trust"), the Mileage Trust shall pay to the Manager for performing its duties as Investment Adviser a fee, computed daily and paid monthly, at the following annual rates as percentages of each Fund's average daily net assets:

         (1) 0.10% of the net assets of the Money Market Fund, the Municipal Money Market Fund and the U.S. Government Money Market Fund;

         (2) 0.25% of the net assets of the Intermediate Bond Fund and the Short-Term Bond Fund;

         (3) 0.10% of the net assets of the Balanced Fund, the Large Cap Value Fund, the International Equity Fund, the Small Cap Value Fund, the S&P 500 Index Fund, the Large Cap Growth Fund, the Emerging Markets Fund, the Small Cap Index Fund, and the International Equity Index Fund;

         (4) 0.15% of the net assets of the fixed income portion of the Balanced Fund managed by the Manager;

         (4) plus all fees payable by the Manager with respect to the Balanced Fund, the Large Cap Value Fund, the Small Cap Value Fund, the International Equity Fund, the Large Cap Growth Fund, and the Emerging Markets Fund pursuant to any Investment Advisory Agreement entered into pursuant to Paragraph 2(d) of said Management Agreement.

         To the extent that a Fund invests all of its investable assets (i.e., securities and cash) in another registered investment company, however, the Mileage Trust will not pay the Manager a Management Fee.

II.      ADMINISTRATIVE SERVICES FEE

         As compensation pursuant to Section 7 of the Management Agreement, the Mileage Trust shall pay to the Manager for performing its duties as Administrator a fee, computed daily and paid monthly, at the following annual rates as percentages of each Fund's average daily net assets:


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         (1) 0.10% of the net assets of the Money Market Fund, the Municipal
         Money Market Fund and the U.S. Government Money Market Fund;

         (2) 0.25% of the net assets of the Balanced Fund, the Large Cap Value Fund, the Small Cap Value Fund, the International Equity Fund, the Intermediate Bond Fund, the Short-Term Bond Fund, the S&P 500 Index Fund, the Large Cap Growth Fund, the Emerging Markets Fund, the Small Cap Index Fund, and the International Equity Index Fund;

III.     SECURITIES LENDING DUTIES AND FEES

         A. Manager Duties

         The Manager agrees to provide the following services in connection with the investment of cash collateral received from the securities lending activities of each Fund of the Mileage Trust: (a) assist the securities lending agent (the "Agent") in determining which specific securities are available for loan, (b) monitor the Agent to ensure that securities loans are effected in accordance with its instructions and within the procedures adopted by the Board of Trustees of the Mileage Trust, (c) prepare appropriate periodic reports for, and seek appropriate approvals from, the Board of Trustees of the Mileage Trust with respect to securities lending activities, (d) respond to Agent inquiries concerning Agent's compliance with applicable guidelines, and (e) perform such other duties as necessary.

         B. Securities Lending Fees

         As compensation for services provided by the Manager in connection with securities lending activities of each Fund of the Mileage Trust, a lending Fund shall pay to the Manager, with respect to cash collateral posted by borrowers, a fee up to 25% of the net monthly interest income (the gross interest income earned by the investment of cash collateral, less the amount paid to borrowers as well as related expenses) from such activities and, with respect to loan fees paid by borrowers when a borrower posts collateral other than cash, a fee up to 25% of such loan fees.

         To the extent that a Fund invests all of its investable assets (i.e., securities and cash) in another registered investment company, however, the Mileage Trust will not pay the Manager any fee for services provided by the Manager in connection with securities lending activities.


DATED: October 17, 2001